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                                                                    EXHIBIT 10.4

                                YOUCENTRIC, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT

               THIS AGREEMENT is made and entered into this 23rd day of December, 1999 (the "Grant Date"), by and between YOUcentric, Inc., a North Carolina corporation (the "Corporation"), and Mark Logan ("Optionee").

               WHEREAS, Optionee is a valuable and trusted employee of the Corporation; and

               WHEREAS, the Board of Directors of YOUcentric, Inc. (the "Board") has granted a nonqualified stock option to Optionee to provide Optionee with the opportunity to acquire a proprietary interest in the Corporation as an incentive to advance the interests of the Corporation; and

               WHEREAS, this Agreement evidences the terms and conditions of such nonqualified stock option; and

               WHEREAS, Optionee desires to accept the nonqualified stock option award evidenced by this Agreement in full satisfaction of any obligations of the Corporation to grant stock options or make other equity awards to Optionee as of the date hereof.

               NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. Grant of Option. The Board granted Optionee an option to purchase from the Corporation, during the period specified in section 3 of this Agreement, a total of Four Hundred Sixty One Thousand Seven Hundred Sixty (461,760) shares of the common stock of the Corporation (the "Stock") at the purchase price of One Cent ($.01) per share (the "Purchase Price"), in accordance with the terms and conditions stated in this Agreement. The shares of Stock subject to the option granted hereby are referred to below as the "Shares," and the option to purchase such Shares is referred to below as the "Option."

        2.     Definitions.

               (a) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if, after the Corporation has consummated a public offering of the Stock pursuant to the Securities Act of 1933, as amended:

                      (i) any "Person" as defined in Paragraph 3(a)(9) of the Securities Exchange Act of 1934 (the "Act"), including a "group" (as that term is used in paragraphs
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13(d)(3) and 14(d)(2) of the Act), but excluding the Corporation and any employee benefit plan sponsored or maintained by the Corporation, including any trustee of such plan acting as trustee:

                             (A) consummates a tender or exchange offer for any
shares of the Stock pursuant to which at least fifty percent (50%) of the outstanding shares of the Stock are purchased; or

                             (B) together with its "affiliates" and "associates"
(as those terms are defined in Rule 12b-2 under the Act) becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Act) of at least fifty percent (50%) of the Stock;

                      (ii) a merger or consolidation of the Corporation with or into another corporation is consummated and the Corporation's shareholders immediately prior to the transaction do not own at least fifty percent (50%) of the surviving company's outstanding stock immediately following the transaction, a sale or other disposition of all or substantially all of the Corporation's assets, or the liquidation of the Corporation; or

                      (iii) during any period of 24 consecutive months during the existence of this Agreement, the individuals who, at the beginning of such period, constitute the Board of Directors of the Corporation (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24 month period shall be deemed to have satisfied such 24 month requirement, and be an Incumbent Director, if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually, because they were directors at the beginning of such 24 month period, or by prior operation of this subparagraph (iii).

               (b) A "Corporation Reorganization" means the happening of any one of the following events prior to the time at which the Corporation has consummated a public offering of the Stock pursuant to the Securities Act of 1933, as amended: (i) the dissolution or liquidation of the Corporation; (ii) a reorganization, merger, or consolidation involving the Corporation unless (A) the transaction involves only the Corporation and one or more of the Corporation's parent corporation and wholly-owned (excluding interests held by employees, officers and directors) subsidiaries; or (B) the shareholders who had the power to elect a majority of the board of directors of the Corporation immediately prior to the transaction have the power to elect a majority of the board of directors of the surviving entity immediately following the transaction; (iii) the sale of all or substantially all of the assets of the Corporation to another corporation, person or business entity; or (iv) an acquisition of Corporation stock, unless the shareholders who had the power to elect a majority of the board of directors of the Corporation immediately prior to the acquisition have the power to elect a majority of the board of directors of the Corporation immediately following the transaction.

               (c) "Fair Market Value" means the fair market value of a share of Stock, as determined in good faith by the Board; provided, however, that:



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                      (i)    if the Stock is listed on a national securities
exchange, Fair Market Value on a date shall be the closing sale price reported for the Stock on such exchange on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of stock were sold on such date, then Fair Market Value on such date shall be the closing sale price reported for the Stock on such exchange on the last prior date on which at least 100 shares were sold, all as reported in The Wall Street Journal or such other source as the Board deems reliable; and

                      (ii) if the Stock is not listed on a national securities exchange but is admitted to quotation on the National Association of Securities Dealers Automated Quotation System or other comparable quotation system, Fair Market Value on a date shall be the last sale price reported for the Stock on such system on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of Stock were sold on such date, then Fair Market Value on such date shall be the average of the high bid and low asked prices reported for the Stock on such system on such date or, if no shares of Stock were sold on such date, then Fair Market Value on such date shall be the last sale price reported for the Stock on such system on the last date on which at least 100 shares of Stock were sold, all as reported in The Wall Street Journal or such other source as the Board deems reliable; and

                      (iii) if the Stock is not traded on a national securities exchange or reported by a national quotation system, if any broker-dealer makes a market for the Stock, then the Fair Market Value of the Stock on a date shall be the average of the highest and lowest quoted selling prices of the Stock in such market on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of Stock were sold on such date, then Fair Market Value on such date shall be the average of the high bid and low asked prices for the Stock in such market on such date or, if no prices are quoted on such date, then Fair Market Value on such date shall be the average of the highest and lowest quoted selling prices of the Stock in such market on the last date on which at least 100 shares of Stock were sold.

        3. Vesting and Exercise of Option. The Option shall become fully vested and exercisable on the fifth anniversary of the Grant Date.

        Notwithstanding the foregoing, the Option shall become fully vested and exercisable, to the extent not already fully vested and exercisable, on the date on which the Corporation consummates the sale of securities pursuant to a bona fide, firmly underwritten public offering of shares of common stock registered under the Securities Act of 1933, as amended.

        Notwithstanding the foregoing, the Option shall become fully vested and exercisable, to the extent not already fully vested and exercisable, as of the effective date of a Corporate Reorganization or Change in Control. In the event of a Corporate Reorganization or Change in Control, the Corporation shall send Optionee prior written notice of the effectiveness of such event and the last day on which Optionee may exercise the Option. On or prior to the last day specified in such notice, Optionee may, upon compliance with the terms of this Agreement, exercise the Option to the extent it is then vested, conditioned upon and subject to completion of the Corporate Reorganization or Change in Control.




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        4. Termination of Option. The Option shall remain exercisable as specified in section 3 above until the earliest to occur of the dates specified below, upon which date the Option shall terminate:

               (a) the date all of the Shares are purchased pursuant to the terms of this Agreement; or

               (b) the ten (10) year anniversary of the Grant Date at 5:00 p.m., eastern standard time.

        Upon its termination, the Option shall have no further force or effect and Optionee shall have no further rights under the Option or to any portion of the Shares that have not been purchased pursuant to prior exercise of the Option.

        5.     Exercise of Option.

               (a) The Option may be exercised only by (i) Optionee's completion, execution and delivery to the Corporation of a notice of exercise and, if required by the Corporation, an "investment letter" as supplied by the Corporation confirming Optionee's representations and warranties in section 16 of this Agreement, including the representation that Optionee is acquiring the Shares for investment only and not with a view to the resale or other distribution thereof, and (ii) the payment to the Corporation, pursuant to the terms of this Agreement, of an amount equal to the Purchase Price multiplied by the number of Shares being purchased as specified in Optionee's notice of exercise. Optionee's right to exercise the Option shall be conditioned upon and subject to satisfaction, in a manner acceptable to the Corporation, of any withholding liability under any state or federal law arising in connection with exercise of the Option. Optionee must provide notice of exercise of the Option with respect to no fewer than 100 Shares (or any lesser number of Shares with respect to which the Option is vested and exercisable). Optionee's notice of exercise shall be given in the manner specified in 23, but any exercise of the Option shall be effective only when the items required by the preceding sentence are actually received by the Corporation. The notice of exercise and the "investment letter" may be in the form set forth in Exhibit A attached to this Agreement.

        Payment of the aggregate exercise price may be made in cash or by check payable to the order of the Corporation for an amount in U.S. dollars equal to the option price of such shares. Payment may also be made by delivery of shares of Stock held by Optionee and acceptable to the Board having an aggregate Fair Market Value equal to the amount of cash that would otherwise be required to pay the full option price, or by authorizing a third party to sell a portion of the shares acquired upon exercise of the Option and remit to the Corporation a sufficient portion of the sales proceeds to pay the full option price. Payment may also be made by combining the above methods. To the extent that shares are used in making full or partial payment of the option price, each such share will be valued at the Fair Market Value thereof as of the date of exercise. Any overpayment will be promptly refunded, and any underpayment will be deemed an exercise of such lesser whole number of shares as the amount paid is sufficient to purchase.



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               (b) As soon as practicable following receipt of such notice and payment, the Corporation shall notify Optionee of any payment or other allocation required under subsection (c) below. The Corporation shall deliver a certificate or certificates for the shares to Optionee as soon as practicable after Optionee has made any payment and/or allocation required under subsection
(c) below and executed and delivered any letter agreement as may be required under subsection (a) above. Notwithstanding anything to the contrary in this Agreement, the Option may be exercised only if compliance with all applicable federal and state securities laws can be effected, as determined by the Board in its discretion.

               (c) Issuance of shares upon exercise of the Option shall be subject to the condition that Optionee shall pay to the Corporation, in addition to the option price of the shares purchased, the amount the Corporation is required by law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with such exercise of the Option, if any, as determined by the Board in its discretion. In lieu of the payment specified in this paragraph, the Board may in its sole discretion permit Optionee to satisfy the obligation, in whole or in part, by the methods specified in the subsection (a) above.

               6.     Restrictions on Transfer.

               (a) Except as otherwise provided in this section 6, the Option shall not be sold, exchanged, delivered, assigned, bequeathed or gifted, pledged, mortgaged, hypothecated or otherwise encumbered, transferred or permitted to be transferred, or otherwise disposed of, whether voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution or succession) or on an absolute or contingent basis.

               (b) The Optionee shall be entitled to transfer the Option, by gift, to his or her immediate family or to a trust which has as its only beneficiaries those individuals who are members of the Optionee's immediate family, or to a partnership or similar entity which has as its only partners or members those individuals who are members of the Optionee's immediate family. In such case, the Option shall be exercisable only by such transferee. For this purpose, the Optionee's "immediate family" is the Optionee and the Optionee's spouse, children and/or grandchildren. As a condition precedent to such transfer, each and every prospective transferee shall (i) provide or cause to be provided to the Corporation, at its request, sufficient evidence of the legal right and authority of such prospective transferee to have the Option so transferred and (ii) comply with the provisions of subsection (f) below.

               (c) In the event of Optionee's death, the Option may be transferred to any executor, administrator, personal or legal representative, legatee, heir or distributee of the estate of Optionee. As a condition precedent to such transfer, each and every prospective transferee shall (i) provide or cause to be provided to the Corporation, at its request, sufficient evidence of the legal right and authority of such prospective transferee to have the Option so transferred and (ii) comply with the provisions of subsection (f) below.




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               (d) Optionee agrees that Optionee will not distribute or resell any shares (or other securities) issuable upon exercise of the Option granted hereby in violation of the Securities Act of 1933, as amended, that Optionee will indemnify and hold the Corporation harmless against all liability for any such violation, and that upon request Optionee (i) will furnish a letter agreement in connection with any exercise of this Option containing any representations and/or undertakings which the Corporation shall request and (ii) will accept a certificate representing shares of the Corporation bearing any legend restricting transferability as the Corporation shall request to ensure compliance with securities laws. The shares shall not be transferable except in compliance with the conditions indicated in the legend.

               (e) In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, including the Corporation's initial public offering, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Corporation or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days. Any new, substituted or additional securities that are by reason of any recapitalization or reorganization distributed with respect to Shares acquired under this Agreement shall be immediately subject to the Market Stand-Off, to the same extent the Shares acquired under this Agreement is at such time covered by such provisions.

               (f) In the event that, at any time or from time to time, the Option or any Shares are transferred to any party (other than the Corporation) pursuant to the provisions hereof or otherwise, the transferee shall take such Option or Shares pursuant to all of the provisions, conditions and obligations of this Agreement and, as a condition precedent to the transfer of such Shares, the transferee shall agree in writing, for and on behalf of such transferee and such transferee's successors and assigns, to be bound by all provisions of this Agreement.

               (g) The Corporation may impose stop-transfer instructions with respect to any shares (or other securities) subject to any restriction set forth in this section 6 until the restriction has been satisfied or terminates.

        7. Sale or Other Disposition by Majority Interest. Optionee hereby irrevocably appoints the Corporation and its President, or either of them, as Optionee's agents and attorneys-in-fact, with full power of substitution for and in Optionee's name, to sell, exchange, transfer or otherwise dispose of all or a portion of Optionee's Shares and to do any and all things and to execute any and all documents and instruments in connection therewith, such powers of attorney to become operable only in connection with a Corporation Reorganization or Change in Control. Any sale, exchange, transfer or other disposition of all or a portion of Optionee's Shares pursuant to the foregoing powers of attorney shall be made upon substantially the same terms and conditions (including sale price per share) applicable to a sale, exchange, transfer or other disposition of shares of Stock owned by the holder or holders of a majority in percentage of the




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
outstanding shares of Stock. For purposes of determining the sale price of the Shares under this section 7, there shall be excluded the consideration (if any) paid or payable to the holder or holders of a majority in percentage of the outstanding shares of Stock in connection with any employment, consulting, noncompetition or similar agreements which such holder or holders may enter into in connection with or subsequent to such sale, transfer, exchange or other disposition. The foregoing power of attorney shall not impose or be deemed to impose any fiduciary duty or any other duty (except as set forth in this section
7) or obligation on either the Corporation or its President, shall be irrevocable and coupled with an interest and shall not terminate by operation of law, whether by the death, bankruptcy or adjudication of incompetence or insanity of Optionee or the occurrence of any other event.

        8. Engagement of Optionee. Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Corporation shall continue to employ Optionee, nor shall this Agreement affect in any way the right of the Corporation to terminate the employment of Optionee at any time and for any reason. By Optionee's execution of this Agreement, Optionee acknowledges and agrees that Optionee's employment is "at will." No change of Optionee's duties as an employee of the Corporation shall result in, or be deemed to be, a modification of any of the terms of this Agreement.

        9. Burden and Benefit; Corporation. This Agreement shall be binding upon, and shall inure to the benefit of, the Corporation and Optionee, and their respective heirs, personal and legal representatives, successors and permitted assigns. As used in this section 9, the term the "Corporation" shall also include any business entity which is an affiliate of the Corporation by virtue of common (although not identical) ownership, and for which Optionee is providing services in any form during Optionee's employment with the Corporation or any such other business entity. Optionee hereby consents to the enforcement of any and all of the provisions of this Agreement by or for the benefit of the Corporation and any such other business entity.

        10. Optionee Not A Shareholder. Optionee shall not be deemed for any purpose to be a shareholder of the Corporation with respect to any Shares as to which this option shall not have been exercised and payment made as hereby provided and a stock certificate for such shares actually issued to Optionee. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

        11. Corporate Transactions. The existence of this option shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Stock or the rights thereof, or the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        12. Deferral of Issuance of Shares. Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issue of shares to Optionee, any law, or





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
any regulation or requirement of the Securities and Exchange Commission or other governmental authority having jurisdiction in the premises shall require either the Corporation or Optionee to take any action in connection with the shares then to be issued, the issue of such shares shall be deferred until such action shall have been taken; the Corporation shall be under no obligation to take such action; and the Corporation shall have no liability whatsoever as a result of the non-issuance of such shares, except to refund to Optionee any consideration tendered in respect of the exercise price.

        13. Issuance of Shares. Shares of Stock issued pursuant to the exercise of this option will be issued only in the name of Optionee and may not be transferred into the name of any agent of or nominee for Optionee until such time as Optionee has complied with the terms of this Agreement.

        14.    Authority of Board.

               (a) Except as provided in subsection (b) below, the Board shall have the exclusive right to (i) interpret and construe the terms of this Agreement and any amendment hereto, and (ii) amend this Agreement, including but not limited to amendments in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in applicable laws, regulations or accounting principles or amendments intended to correct any defect, supply any omission or reconcile any inconsistency in this Agreement in the manner and to the extent it shall deem desirable to carry it into effect. All acts, determinations and decisions of the Board made or taken pursuant to this Agreement or with respect to any questions arising in connection with the interpretation of this Agreement, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties.

               (b) If any reorganization, recapitalization, reclassification, stock split, stock dividend, or consolidation of shares of Stock, merger or consolidation or separation, including a spin-off, of the Corporation or sale or other disposition by the Corporation of all or a portion of its assets, any other change in the Corporation's corporate structure, or any distribution to shareholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of stock or other securities of the Corporation, or for shares of stock or other securities of any other corporation; or new, different or additional shares or other securities of the Corporation or of any other corporation being received by the holders of outstanding shares of Stock, then equitable adjustments shall be made in the terms, conditions and restrictions of this Agreement, as applicable, all as determined by the proper officers of the Corporation in their discretion.

        15. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of North Carolina, without reference to its conflicts of laws rules.

        16. Covenants and Representations of Optionee. Optionee represents, warrants, covenants and agrees with the Corporation as follows:




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               (a) The Option is being received for Optionee's own account without the participation of any other person, with the intent of holding the Option and the Shares issuable pursuant thereto for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares and not with a view to, or for resale in connection with, any distribution of the Shares or any portion thereof.

               (b) Optionee is not acquiring the Option or any Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares, but rather upon an independent examination and judgment as to the prospects of the Corporation.

               (c) Optionee has had the opportunity to ask questions of and receive answers from the Corporation and its executive officers and to obtain all information necessary for Optionee to make an informed decision with respect to the investment in the Corporation represented by the Option and any Shares issued upon its exercise.

               (d) Optionee is able to bear the economic risk of any investment in the Shares, including the risk of a complete loss of the investment, and Optionee acknowledges that Optionee must continue to bear the economic risk of any investment in Shares received upon exercise of the Option for an indefinite period.

               (e) Optionee understands and agrees that the Shares subject to the Option may be issued and sold to Optionee without registration under any state or federal laws relating to the registration of securities and in that event will be issued and sold in reliance on exemptions from registration under appropriate state and federal laws.

               (f) Shares issued to Optionee upon exercise of the Option will not be offered for sale, sold or transferred by Optionee other than pursuant to:
(i) an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with those laws; (ii) an effective registration under the Securities Act of 1933, or a transaction otherwise in compliance with such Act; and (iii) evidence satisfactory to the Corporation of compliance with all applicable state and federal securities laws. The Corporation shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the foregoing laws.

               (g) The Corporation will be under no obligation to register the Shares issuable pursuant to the Option or to comply with any exemption available for sale of the Shares by Optionee without registration, and the Corporation is under no obligation to act in any manner so as to make Rule 144 promulgated under the Securities Act of 1933 available with respect to any sale of the Shares by Optionee.

               (h) Optionee has not relied upon the Corporation with respect to any tax consequences related to the grant or exercise of this Option, or the disposition of Shares purchased pursuant to its exercise. Optionee acknowledges that, as a result of the grant and/or exercise of the Option, Optionee may incur a substantial tax liability. Optionee assumes full responsibility for all such consequences and the filing of all tax returns and elections Optionee





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
may be required or find desirable to file in connection therewith. In the event any valuation of the Option or Shares purchased pursuant to its exercise must be made under federal or state tax laws and such valuation affects any return or election of the Corporation, Optionee agrees that the Corporation may determine such value and that Optionee will observe any determination so made by the Corporation in all returns and elections filed by Optionee. In the event the Corporation is required by applicable law to collect any withholding, payroll or similar taxes by reason of the grant or any exercise of the Option, Optionee agrees that the Corporation may withhold such taxes from any monetary amounts otherwise payable by the Corporation to Optionee and that, if such amounts are insufficient to cover the taxes required to be collected by the Corporation, Optionee will pay to the Corporation such additional amounts as are required.

               (i) The agreements, representations, warranties and covenants made by Optionee herein with respect to the Option shall also extend to and apply to all of the Shares issued to Optionee from time to time pursuant to exercise of the Option. Acceptance by Optionee of any certificate representing Shares shall constitute a confirmation by Optionee that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

        17. Administrative Costs. All costs and expenses in connection with the administration of this Agreement shall be borne by the Corporation.

        18. Limitation of Liability. The liability of the Corporation, the Board, and their officers, employees and agents, under this Agreement and in the award of the Shares hereunder is limited to the obligations set forth with respect to such award, and nothing herein contained shall be interpreted as imposing any liability in favor of the Optionee with respect to any loss, cost or expense which such recipient may incur in connection with or arising out of any transaction involving the Shares that is subject to the provisions of this Agreement.

        19. Unsecured and Unfunded Agreement. Any rights of the Optionee hereunder shall be no greater than the right of an unsecured general creditor of the Corporation. Any payments to be made hereunder shall be paid from the general funds of the Corporation, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

        20. Integration. The parties hereto agree that this Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties with respect to the Shares and that there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied between the parties with respect to the Shares other than as set forth in this Agreement. Any modifications or any waiver of any provision contained in this Agreement shall not be valid unless made in writing and signed by the person or persons sought to be bound by such waiver or modifications.

        21. Severability. The provisions of the Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the





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
remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

        22. Waiver. The waiver by the Corporation of a breach of any provision of this Agreement by the Optionee shall not operate or be construed as a waiver of any subsequent breach by the Optionee.

        23. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Secretary of the Corporation at 6000 Fairview Road, Suite 405, Charlotte, North Carolina, 28210, or at such other address as the Corporation, by notice to the Optionee, may designate in writing from time to time; to Optionee at Optionee's address as shown on the records of the Corporation, or at such other address as Optionee, by notice to the Corporation, may designate in writing from time to time.

        24. Agreement of Optionee. The Corporation's employment offer letter to Optionee contains certain provisions relating to an equity award to be made by the Corporation to Optionee (the "promised equity award"). Optionee accepts the Option in full satisfaction of all obligations of the Corporation to make any equity award to Optionee as of the date hereof, including but not limited to the promised equity award.


                            [SIGNATURE PAGE FOLLOWS]



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
        IN WITNESS WHEREOF, the Corporation and Optionee have executed this Agreement as of the day and year first above written.


                                    YOUCENTRIC, INC.


                                    By  /s/ Thomas Fedell
                                    Print Name   Thomas Fedell
                                    Title        CEO



                                    OPTIONEE

                                    /s/ Mark Logan
                                    Mark Logan





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
                                    EXHIBIT A



Attention:  President
YOUcentric, Inc.
6000 Fairview Road, Suite 405
Charlotte, North Carolina  28210

        Re:    Exercise of Nonqualified Stock Option

Dear Sir:

        Pursuant to the terms and conditions of the YOUcentric, Inc. Nonqualified Stock Option Agreement dated _____________________ (the "Agreement"), I hereby provide notice of my desire to exercise the option evidenced by the Agreement (the "Option") and thereby purchase ____________ shares of the common stock [must be at least 100 Shares or any smaller number of Shares as to which the Option is vested and exercisable] of YOUcentric, Inc. and hereby tender payment in full for such shares in accordance with the terms of the Agreement.

        I hereby reaffirm that the representations and warranties made in section 16 of the Agreement are true and correct as of the date of exercising this option.

                                            Very truly yours,



                                            -----------------------------------
                                            [NAME]






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
                                  AMENDMENT TO
                       NONQUALIFIED STOCK OPTION AGREEMENT

        THIS AMENDMENT, by YOUcentric, Inc., a Delaware corporation (the "Corporation"), is dated this 22 day of March, 2000.

        WHEREAS, the Board of Directors of the Corporation (the "Board") granted Mark Logan (the "Optionee") a nonqualified stock option to purchase shares of the Corporation's common stock;

        WHEREAS, such option was evidenced by a Nonqualified Stock Option Agreement between the Corporation and Optionee dated December 23, 1999 (the "Agreement");

        WHEREAS, the Board effected a three-for-one share split by way of a 200% share dividend February 22, 2000;

        WHEREAS, the Agreement provides, in part, that in the event of a share dividend involving the Corporation's common stock, equitable adjustments shall be made in the terms, conditions and restrictions of the Agreement, as applicable, all as determined by the proper officers of the Corporation in their discretion;

        WHEREAS, in light of the foregoing, the undersigned officer of the Corporation desires to make equitable adjustments in the number of shares of common stock of the Corporation subject to the Agreement and the exercise price per share of common stock of the Corporation under the Agreement.

        NOW, THEREFORE, the Agreement is amended to read as follows effective February 22, 2000:

        1.     Section 1 of the Agreement is amended to read as follows:

               1. GRANT OF OPTION. The Board granted Optionee an option to purchase from the Corporation, during the period specified in section 3 of this Agreement, a total of One Million Three Hundred Eighty-Five Thousand Two Hundred Eighty (1,385,280) shares of the common stock of the Corporation (the "Stock") at the purchase price of One Cent ($.01) for every three shares (the "Purchase Price"), in accordance with the terms and conditions stated in this Agreement. The shares of Stock subject to the option granted hereby are referred to below as the "Shares," and the option to purchase such Shares is referred to below as the "Option."

        2. This Amendment does not supersede the terms and conditions of the Agreement, except to the extent expressly described herein.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, this Amendment is executed as of the date first written above.


                                            CORPORATION:

                                            YOUCENTRIC, INC.


                                            By:  /s/ David Vergoz
                                            Name:  David Vergoz
                                            Title:  Vice President - Finance




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